UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):   June 2, 2014

EFLO ENERGY, INC.
(Name of Small Business Issuer in its charter)

Nevada	000-54328	26-3062721
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

333 N. Sam Houston Parkway East, Suite 600, Houston, Texas  77060
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (281) 260-1034

_________________________________________________
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.02   Unregistered Sale of Equity Securities.

See Item 5.02 below.

Item 5.02   Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On June 2, 2014, James Hutton resigned as our President.  Hr. Hutton will continue to provide his efforts and expertise to us in his continuing role as a member of our Board of Directors.

 On the date of his resignation, $54,350 in fees remained payable to a corporation controlled by Mr. Hutton in connection with his services.  Mr. Hutton has agreed to accept 67,398 shares of our restricted common stock in payment of those fees. Our Board of Directors also granted Mr. Hutton 100,000 shares of our common stock as additional compensation for his efforts while serving as our President.

We relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of the shares described above.  Mr. Hutton is a sophisticated investor who was provided full information regarding our business and operations. There was no general solicitation in connection with the issuance of these securities. The certificate representing the shares of common stock will bear a restricted legend providing that they cannot be sold unless pursuant to an effective registration.  No commissions were paid with respect to the issuance of the securities.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EFLO ENERGY, INC.

Date: June 6, 2014	By:	/s/ /s/ Robert Wesolek
Robert Wesolek
Chief Financial Officer